UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec.240.14a-12

Mirati Therapeutics, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The below is a template for an e-mail to be sent by Mirati Investor Relations:

Subject: Mirati Therapeutics, Inc. (Nasdaq: MRTX) – December 13, 2023 Special Meeting

Body:

[Contact],

As you are probably aware, we filed and mailed our proxy materials in connection with our proposed acquisition by Bristol-Myers Squibb Company (NYSE: BMY). The meeting is scheduled for December 13, 2023 and you should now have what you need to vote. I have included a link to the proxy statement below for reference.

If you have any questions about the merger, please let me know and we would be glad to discuss.

[Hyperlink to Proxy Statement]

[MRTX Contact Name]

Additional Information and Where to Find it

In connection with the proposed acquisition of Mirati Therapeutic, Inc. (“Mirati”) by Bristol-Myers Squibb Company (“BMS”), Mirati filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on November 2, 2023. The definitive proxy statement and proxy card will be delivered to the stockholders of Mirati in advance of the special meeting relating to the proposed acquisition. This document is not a substitute for the proxy statement or any other document that may be filed by Mirati with the SEC. MIRATI’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN OR WILL CONTAIN, AS APPLICABLE, IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders can obtain a free copy of the definitive proxy statement, and will be able to obtain such other documents containing important information about Mirati once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Mirati makes available free of charge at its website at www.ir.mirati.com copies of materials it files with, or furnishes to, the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the proposed acquisition of Mirati by BMS. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, those inherent in the endeavor of building a business around such medicines and those related to the proposed acquisition of Mirati by BMS, including with respect to (i) the approval of Mirati’s stockholders for the proposed acquisition (which may be delayed or may not be obtained), (ii) whether the contingent consideration will become payable, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for Mirati, (vi) the possibility that various conditions to the consummation of the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the acquisition, and (vii) unanticipated difficulties or expenditures relating to the proposed acquisition, the response of business partners and competitors to the announcement of the proposed acquisition and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed acquisition. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Mirati’s business, particularly those identified in the cautionary factors discussion in Mirati’s Annual Report on Form 10-K for the year ended December 31, 2022 (which is available at the SEC’s website (www.sec.gov)), as well as other documents that may be filed by Mirati with the SEC from time to time. Mirati undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Participants in the Solicitation

Mirati and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Mirati stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Mirati directors and executive officers in the transaction, which may be different than those of Mirati stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.